UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2017

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: Beth A. Andrews, Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement

Item 8.01	Other Events.

Background

As previously disclosed, including most recently on November 13, 2017 in its Quarterly Report on Form 10-Q (the “November 2017 10-Q”), the Motors Liquidation Company GUC Trust (the “GUC Trust”) is involved in litigation concerning purported economic losses, personal injuries and/or death suffered by certain lessees and owners of vehicles (such persons, “Potential Plaintiffs”) manufactured by General Motors Corporation prior to its sale of substantially all of its assets to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Potential Plaintiffs have filed lawsuits against New GM, filed motions seeking authority from the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), or are members of a putative class covered by those actions.

As previously disclosed, including most recently in the November 2017 10-Q, the GUC Trust was previously engaged in discussions with certain of the Potential Plaintiffs regarding a potential settlement of the Late Claims Motions and various related issues (the “Potential Plaintiff Settlement”), and such discussions had meaningfully progressed. The GUC Trust ultimately did not execute the Potential Plaintiff Settlement. Instead, after careful consideration and negotiations, on September 12, 2017, the GUC Trust entered into a Forbearance Agreement (the “Forbearance Agreement”) with New GM by which (i) the GUC Trust agreed not to seek an order estimating the claims of the Potential Plaintiffs or seek the issuance of additional “Adjustment Shares” from New GM until the final resolution of certain litigation, (ii) New GM agreed to pay the costs of the GUC Trust’s litigation in connection with the Late Claims Motions and related litigation, and (iii) New GM and the GUC Trust agreed to negotiate an appropriate rate of return from New GM should any GUC Trust distributions be held up solely due to the Late Claims Motions litigation.

The Forbearance Agreement has been executed by the parties, but its terms remain subject to certain conditions which may or may not ever be satisfied, including obtaining the approval of the Bankruptcy Court (an “Approval Order”), together with a finding that the Proposed Plaintiff Settlement was not binding on the GUC Trust. By its terms, the Forbearance Agreement was scheduled to automatically terminate on December 29, 2017 (the “Outside Date”) in the event that the Bankruptcy Court had not yet entered the Approval Order. On December 28, 2017, the GUC Trust and New GM entered into a First Amendment to Forbearance Agreement (the “First Amendment”) which had the effect of extending the Outside Date to February 28, 2018.

Whether the conditions precedent for the effectiveness of certain terms of the New GM Agreement will, at any point, be satisfied is uncertain and subject to numerous risks. Accordingly, holders of Units should carefully consider such uncertainty before making any decisions with respect to their investment in such Units.

A copy of the First Amendment is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Exhibits.

Exhibit No.	Description

99.1	First Amendment to Forbearance Agreement

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to Forbearance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2017	MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

	By:	/s/ Beth A. Andrews
	Name:	Beth A. Andrews
	Title:	Vice President of Wilmington Trust Company